                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following registration statement of the Lyondell Petrochemical Company 401(k) and Savings Plan, (the "Plan"), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-26867) of our report dated June 20, 1997, on our audits of the statements of net assets available for benefits of the Plan as of December 31, 1996 and 1995 and the related statement of changes in net assets available for benefits for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.



Coopers & Lybrand L.L.P.
Houston, Texas
June 26, 1997



                                      16